CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2014 with respect to the consolidated financial statements, included in the Amendment No. 2 to this Registration Statement on Form S-1 for the year ended December 31, 2013 of Enerjex Resources, Inc. We consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-1 of the aforementioned report, and to the use of our name as it appears under the caption "Expert."

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Certified Public Accountants

Leawood, Kansas

Date: June 3, 2014